Exhibit 10.3
LEASE GUARANTY
THIS LEASE GUARANTY (this “Guaranty”) is made and given as of October 23, 2015, by BOB EVANS FARMS, LLC, an Ohio limited liability company (“Guarantor”), in favor of BROADSTONE BEF PORTFOLIO, LLC, a New York limited liability company (“Landlord”).

W I T N E S S E T H

WHEREAS, Landlord desires to purchase those certain parcels of real property located at (i) 651 Commerce Parkway, Lima, OH 45804; and (ii) 1109 Industrial Drive East, Sulphur Springs, TX 75482, together with all buildings, improvements and fixtures located thereon, now or in the future, and all rights, privileges, tenements, easements, licenses, hereditaments and appurtenances belonging or pertaining thereto, each as more particularly described on Exhibit A (collectively, the “Property”), from BEF Foods, Inc., an Ohio corporation (“Tenant”), and, contemporaneously with the closing of the purchase of the Property, lease the Property to Tenant pursuant to that certain Master Lease Agreement (the “Lease”), dated as of even date with this Guaranty, by and between Landlord, as landlord, and Tenant, as tenant, to which reference is made for all of the terms and provisions thereof;

WHEREAS, Landlord is unwilling to purchase the Property or enter into the Lease unless Guarantor executes and delivers to Landlord this Guaranty, and, therefore, Guarantor executes and delivers this Guaranty to Landlord in order to induce Landlord to purchase the Property and to enter into the Lease;

WHEREAS, Guarantor acknowledges that, because of Guarantor’s ownership and control of Tenant, Guarantor will substantially benefit from the sale of the Property to Landlord and Landlord’s leasing of the Property to Tenant. For this and other valuable consideration, Guarantor hereby assumes the duty to perform the Guaranteed Obligations (hereinafter defined) in accordance with the terms hereof; and

WHEREAS, Guarantor has received a copy of the Lease, has examined the Lease, and is familiar with all of the terms, conditions and provisions contained in the Lease.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the sum of ten dollars ($10.00) paid to Guarantor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Guarantor hereby agrees as follows:

1.Guarantor unconditionally guarantees to Landlord the full, faithful and punctual payment of all rental, sums, costs, expenses, charges, payments and deposits (including sums payable as damages upon a default under the Lease) (or any part thereof) which are at any time payable by Tenant under the Lease in accordance with the Lease, and the full, faithful and punctual performance, fulfillment and observance of all of each covenant, condition and obligation of the Lease to be performed, fulfilled or observed by Tenant (collectively, the “Guaranteed Obligations”).
2.This Guaranty is an unconditional, irrevocable and absolute guarantee of payment and performance. If for any reason any provision of the Lease shall not be faithfully performed or observed by Tenant as required thereby, or if the rental or any other sums, costs, expenses, charges, payments or deposits, or any part thereof, payable under the Lease shall not be paid when due in accordance with the provisions of the Lease, Guarantor will promptly perform or observe, or cause the performance or observance of each such provision, and will immediately pay such rental or other sums, costs, expenses, charges, payments or deposits then due and payable to the Person entitled thereto pursuant to the provisions of the Lease. Guarantor also agrees to pay to such Person the costs and expenses of collecting any such rental or any other sum, cost, expense, charge, payment or deposit at any time payable by Tenant under the Lease. Landlord shall have the right to enforce this Guaranty regardless of the receipt by Landlord of additional security or the enforcement of any remedies against such security or the release of such security.
3.Anything in this Guaranty to the contrary notwithstanding, Guarantor shall not take any action, or cause or permit any Person to take any action, and Guarantor hereby irrevocably waives to the extent permitted by applicable law any and all rights that it may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or any payment to Landlord under the Lease or this Guaranty. If Guarantor, or any Person on Guarantor’s behalf or at Guarantor’s direction, brings any proceeding or action to enjoin, interfere with, restrict, or limit, in any way whatsoever, anyone or more demands or payments under the Lease or this Guaranty, Guarantor shall be liable for any and all damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorney’s fees and costs.
4.Guarantor’s duty to pay and perform the Guaranteed Obligations shall in no way be released, affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has received notice thereof or consented thereto: (a) the waiver by Landlord or its successors or assigns of the performance or observance by Tenant of any provision of the Lease; (b) the extension of the time for payment by Tenant of any rental or any sums, costs, expenses, charges, payments or deposits or any part thereof, owing or payable under the Lease, or of the time for performance by Tenant of any other obligations under or arising out of or on account of the Lease or any extension or renewal thereof; (c) the assignment, subletting or mortgaging or the purported assignment, subletting or mortgaging of all or part of Tenant’s interest in the Lease, whether or not permitted by the Lease; (d) the modification or amendment (whether material or otherwise) of any obligation of Tenant as set forth in the Lease; (e) the taking or the omission of any actions referred to in the Lease; (f) the failure, omission or delay of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord in the Lease or by law or any action on the part of Landlord granting indulgence or extension in any form, or for failing to recognize, observe or protect any legal or equitable rights Guarantor may have with respect to Tenant, the Lease or the Property; (g) the failure of any Person to perform any obligation to Landlord; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant, Guarantor or any Person or any of their respective assets, or the disaffirmance of the Lease or any other action by a trustee or other Person in any such proceeding; (i) the release of Tenant from performance or observance of any provision of the Lease by operation of law; (j) any disability or other fact or circumstance that might give rise to a legal or equitable defense to Tenant or Guarantor; (k) the receipt and acceptance by Landlord of notes, checks or other instruments for the payment of money made by Tenant, or any extensions or renewals thereof; or (l) the renewal or extension of the term of the Lease.
5.(a)     To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any statute or rule of law; (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto; (iii) notice of any and all obligations or liabilities contracted or incurred by Tenant and any and all defaults by Tenant in the payment of Base Rent and Additional Rent or other rent, charges or amounts, or of any other defaults by Tenant under the Lease; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Guaranteed Obligations, omission of or delay in which, but for the provisions of this Section 5, might constitute grounds for relieving Guarantor of its obligations hereunder; (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other person or entity (including any additional guarantor or Guarantor) or against any collateral; and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.
(b)     Guarantor shall not impose any counterclaim or counterclaims or claims for set-off, recoupment or deduction of Rent in any action brought by Landlord against Guarantor under this Guaranty. Guarantor shall not be entitled to make, and hereby expressly waives to the extent permitted by applicable law, any and all defenses against any claim asserted by Landlord or in any suit or action instituted by Landlord to enforce this Guaranty or the Lease. In addition, Guarantor hereby expressly waives to the extent permitted by applicable law, both with respect to the Lease and with respect to this Guaranty, any and all rights which are waived by Tenant under the Lease, in the same manner as if all such waivers were fully restated herein. The liability of Guarantor under this Guaranty is primary and unconditional.
(c)    Guarantor hereby expressly waives to the extent permitted by applicable law any and all protections or rights afforded to it as a guarantor under the laws of the state of New York, and expressly waives to the extent permitted by applicable law any and all protections or rights afforded to it as a guarantor under the laws of any state where the Property, or any portion thereof, may be located.
(d)    Guarantor hereby expressly waives to the extent permitted by applicable law any and all rights to defenses arising by reason of: (i) any “one-action” or “anti-deficiency” law or any other law that may prevent

Landlord from bringing any action, including a claim for deficiency, against Guarantor before or after Landlord’s commencement or completion of any action against Tenant; (ii) any election of remedies by Landlord (including, without limitation, any termination of the Lease) that destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Tenant for reimbursement; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, of any other guarantor (or Guarantor), or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final payment and performance of the Guaranteed Obligations; (iv) any right to claim discharge of any or all of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations; (v) any change in the relationship between Guarantor and Tenant or any termination of such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Landlord, Tenant, any other guarantor (or Guarantor) or surety, or any of their respective officers, directors, managers, partners or other agents in executing and delivering any instrument or agreements relating to the Guaranteed Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii) any assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, whether made with or without notice to or consent of Guarantor; (viii) the recovery from Tenant or any other Person (including without limitation any other guarantor) becomes barred by any statute of limitations or is otherwise prevented; (ix) the benefits of any and all statutes, laws, rules or regulations which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Property; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Guaranteed Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives to the extent permitted by applicable law all defenses of a surety to which it may be entitled by statute or otherwise.
6.No waiver by Landlord of the payment by Guarantor of any of its obligations contained in this Guaranty, nor any extension of time for the payment by Guarantor of any such obligations, shall affect or impair this Guaranty or constitute a waiver or relinquishment of any rights of Landlord hereunder for the future. No action brought under this Guaranty against Guarantor and on recovery had in pursuance thereof shall be any bar or defense to any further action or recovery which may be brought or had under this Guaranty by reason of any further default of Tenant.
7.Guarantor agrees that Guarantor’s obligations under this Guaranty shall not be released, impaired or affected in any way by: (a) Guarantor’s bankruptcy, reorganization or insolvency under any law, or any action of a trustee in any such proceeding; (b) bankruptcy, reorganization or insolvency under any law of any party, or any action of a trustee in any such proceeding (c) failure of any other party to perform its obligations to Landlord; or (d) any other circumstance that might constitute a legal or equitable defense to Guarantor’s obligations under this Agreement. Further, Guarantor agrees that, in the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor was a party to such document and there had been no such rejection or disaffirmance; and Guarantor will confirm such assumption, in writing, at the request of Landlord upon or after such rejection or disaffirmance.
8.If at any time payment of any of Tenant’s obligations under the Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Tenant or any other guarantor of the Lease, the obligations of Guarantor with respect to such payment shall be reinstated at such time as though such payment had not been made.
9.The liability of Guarantor, in accordance with the other provisions of this Guaranty, is coextensive and also joint and several with that of Tenant, and any other guarantor of the Lease, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant or any other guarantor a party thereto. Guarantor’s obligations hereunder shall not be assigned or delegated. If more than one Person shall constitute Guarantor hereunder or if the Lease is otherwise guaranteed by more than one Person, then the liability of each such Person shall be joint and several.

10.All of Landlord’s rights and remedies under the Lease and under this Guaranty shall be distinct, separate and cumulative, and no such right or remedy shall be exclusive of or a waiver of any of the others. Guarantor shall pay to Landlord all of Landlord’s out-of-pocket expenses incurred in enforcing this Guaranty, including, but not limited to reasonable attorneys’ fees.
11.Guarantor has made its own arrangements for keeping informed of changes or potential changes affecting Tenant including Tenant’s financial condition.
12.Without limiting the generality of the foregoing, Guarantor acknowledges and agrees to be bound by the provisions of Section 27 of the Lease with regard to delivery of financial statements and other information required therein.
13.Within ten (10) days after Landlord’s written request, Guarantor shall execute and deliver to Landlord a written statement certifying: (a) the continuing effect and enforceability of this Guaranty, and (b) any other matter concerning this Guaranty or the Lease as Landlord may reasonably request from time to time.
14.(a)    Until all of the Guaranteed Obligations of Guarantor hereunder shall have been performed or satisfied in full, or Landlord has otherwise provided its prior written consent thereto, Guarantor: (i) shall not have a right of subrogation against Tenant by reason of Guarantor’s performance under this Guaranty or monies or obligations owed by Tenant to Guarantor; (ii) waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant by reason of Guarantor’s performance under this Guaranty; (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by or owed to Guarantor to Tenant’s obligations; (iv) shall pay prior to delinquency every tax, assessment, fee and charge and file each report required by any taxing authority for Guarantor or its assets; (v) shall promptly notify Landlord of any material default of the Lease, or any event or condition that might have a material adverse effect upon Guarantor’s ability to pay and perform the Guaranteed Obligations; (vi) shall, at all times, remain adequately capitalized to honor Guarantor’s obligations hereunder; (vii) shall do such further acts and execute and deliver Landlord all such additional conveyances, certificates, instruments, and other assurances as Landlord may from time to time reasonably require to protect, assure or enforce its interests, rights and remedies under this Guaranty; and (viii) shall not, without the prior written consent of Landlord, in each instance, assign (whether directly or indirectly, voluntary or involuntary), in whole or in part, this Guaranty or any obligation hereunder or, through one or more transactions, do, or permit to be done, any Guarantor Change of Control. “Guarantor Change of Control” means: (A) Bob Evans Farms, Inc. shall cease to own beneficially and of record, directly or indirectly, eighty percent (80%) of the Equity Interests of Tenant or Guarantor; (B) Guarantor shall cease to own beneficially and of record, directly or indirectly, eighty percent (80%) of the Equity Interests of Tenant; (C) the consummation of a sale by Guarantor of all or substantially all of Guarantor’s assets; (D) a liquidation, dissolution or winding-up of Guarantor; (E) the consummation of a merger, consolidation or other business combination of Guarantor with or into another entity, or the acquisition by Guarantor of assets or shares or equity interests of another entity, as a result of which the equity owners of Guarantor immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting Equity Interests entitled to vote generally in the election of directors or managers of the entity resulting from such merger, consolidation or other business combination of Guarantor; (E) any reorganization, reverse stock split or recapitalization of Guarantor that would result in a Guarantor Change of Control as otherwise defined herein; or (F) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing. “Equity Interests” means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another type of entity) and includes, without limitation, securities convertible into Equity Interests and rights, warrants or options to acquire Equity Interests.
(b)    Notwithstanding anything in Section 14(a) to the contrary, Guarantor shall be permitted to cause, suffer, or permit, without Landlord’s consent, any Guarantor Change of Control that satisfies all of the terms and conditions set forth in this Section 14(b), all of which must be satisfied on or before the effective date (or earlier closing) of such proposed Guarantor Change of Control (each a “Permitted Guarantor Change of Control”):
(i)     (A) No Event of Default has occurred and is continuing both as of the date Guarantor delivers the Guarantor Change of Control Notice (hereinafter defined) and as of the date such proposed Guarantor Change of Control becomes effective; (B) no violation or default under this Guaranty has occurred and is continuing both as of the date Guarantor delivers the Guarantor Change of Control Notice and as of the

date such proposed Guarantor Change of Control becomes effective; (C) the Guarantor Change of Control would not result in an immediate violation of a material term or condition of this Guaranty or the Lease; (D) if the Guarantor Change of Control is or relates to a merger or consolidation of Guarantor, then, prior to or simultaneously with its effectiveness, the surviving entity of such merger or consolidation shall assume all of the obligations of Guarantor under this Guaranty, actual, contingent and accrued, in a manner reasonably acceptable to Landlord and otherwise in accordance with the terms and conditions of this Guaranty; (E) if the Guarantor Change of Control is or relates to a sale or transfer of Guarantor’s assets, then, prior to or simultaneously with its effectiveness, the purchaser or transferee of such assets shall assume all of the obligations of Guarantor under this Guaranty, actual, contingent and accrued, in a manner reasonably acceptable to Landlord and otherwise in accordance with the terms and conditions of this Guaranty; (F) immediately after the Guarantor Change of Control, and having given effect thereto, Guarantor, if the surviving entity, is a Credit Entity or another Person that qualifies as a Credit Entity has expressly assumed or guaranteed all of the Guaranteed Obligations, actual, contingent and accrued, in a manner reasonably acceptable to Landlord; and (G) Guarantor has delivered a Guarantor Change of Control Notice to Landlord not less than thirty (30) days prior to the effective date (or earlier closing) of such Guarantor Change of Control.
(ii)    Notwithstanding anything herein to the contrary, no Guarantor Change of Control is permitted hereunder if it involves or would result in any of the following: (A) a Person that is the subject of any bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, or a party to any actions, suits, or proceedings that would reasonably be expected to have a material adverse impact on Guarantor’s (or other applicable Person’s) status as a Credit Entity; (B) a Person involved in the Guarantor Change of Control is a Person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations; (C) a change in the nature of the business conducted at any Location that is reasonably likely to have a materially deleterious effect to the condition or value of any Location or reputation of Landlord; or (D) a Material Impact.
(iii)    Prior to the effectiveness of the Guarantor Change of Control, any instruments and documents required under this Section 14 shall be executed and delivered by the parties thereto, as applicable, on the date of the Guarantor Change of Control. In addition, Guarantor shall, at Guarantor’s sole cost and expense, execute and deliver to Landlord, any other reasonable instruments and documents requested by Landlord in connection with the Guarantor Change of Control.
(iv)    For the purposes of this Section 14, the following terms shall have the meanings set forth below:
(A)    “Consolidated EBITDA” means, with respect to a Person, as of the end of any fiscal quarter (x) the sum of net income, depreciation, amortization, and, if any, all adjustments deducted in determining net income and reflected in the GAAP to non-GAAP reconciliation of operating income disclosed in such Person’s earnings releases for such periods (provided cash charges shall not exceed $15,000,000 in any trailing eighteen (18) month period), other non-cash charges to net income, interest expense, income and franchise (or similar) Tax expense, minus (y) non-cash credits to net income, in each case of such Person and its Subsidiaries determined and consolidated in accordance with GAAP for the six (6) fiscal quarters then ending; provided, that notwithstanding any provision in the foregoing definition, all non-cash charges (with no dollar limitation) to net income will be added back to net income when accrued, regardless of whether any such non-cash charge is expected to result in any future cash payment but, to the extent any such non-cash charge determined pursuant to the foregoing definition results in any future cash payment (1) in excess of an aggregate amount of $15,000,000 in any trailing eighteen (18) month period (excluding any payment relating to the Wage and Labor Dispute) or (2) in the case of the Wage and Labor Dispute in excess of an aggregate amount of $16,500,000, Consolidated EBITDA will be reduced by the amount of such excess at such future time.
(B)    “Credit Entity” means any Person engaged in a business or activity in which it qualifies under at least one of the following subsections (x) or (y), each as determined in accordance with GAAP immediately after the effectiveness of the proposed Guarantor Change of Control (giving effect thereto)

and on a consolidated basis with such Person’s consolidated Subsidiaries: (x) such Person has maintained at all times during the immediately preceding eighteen-month period (1) a tangible net worth of no less than $300,000,000, (2) a ratio of total debt to Consolidated EBITDA of less than 3.7 to 1.0, and (3) a ratio of total debt to equity of less than 1.5 to 1.0; or (y) the rating assigned to the senior unsecured long term indebtedness of such Person by Standard & Poor’s is “BB” or higher, or a comparable rating by any rating agency reasonably acceptable to Landlord.
(C)    “Guarantor Change of Control Notice” means a written notice setting forth: (w) the date Guarantor desires the particular Guarantor Change of Control to be effective and a reasonably detailed description of such proposed Guarantor Change of Control and the Persons involved, together with supporting documentation reasonably necessary for Landlord to evaluate whether such proposed Guarantor Change of Control complies with the applicable terms and conditions of the Lease and this Guaranty; (x) the proposed Transfer instruments, and any other documents or agreements relating thereto or required under the Lease or this Guaranty; (y) current financial information with respect to the Credit Entity, including its most recent financial report; and (z) such other documentation and information reasonably necessary to confirm the satisfaction of the conditions precedent and other requirements of this Section 14 with respect thereto, as determined by Landlord in Landlord’s reasonable discretion. If Guarantor identifies certain information included in the Guarantor Change of Control Notice to be confidential, then, at Guarantor’s request, Landlord agrees to enter into a separate confidentiality agreement in form and substance reasonably acceptable to Landlord.
(D)    “Wage and Labor Dispute” means those matters raised and subject to the settlement involving the Thorn v. Bob Evans Farms, Inc., Civil Action 2:12-cv-768 (S.D. Ohio) (“Snodgrass Litigation”), Utterback v. Bob Evans Farms, Case No. CV14826909 (Court of Common Pleas of Cuyahoga County, Ohio), Mackin v. Bob Evans Farms, Case No. 2:14-cv-450 (S.D. Ohio) lawsuits; whereby the claims of assistant managers employed by Bob Evans Farms LLC (dba Bob Evans Restaurants) are resolved except individuals formerly employed in the assistant manager position who had received notice of the Snodgrass Litigation and chose not to opt into that lawsuit.
15.Guarantor represents and warrants to Landlord that: (a) Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (b) Guarantor has the requisite power and authority to enter into this Guaranty and the signatories hereto are duly authorized to execute this Guaranty and bind Guarantor to the terms and conditions hereof; (c) the execution and delivery of this Guaranty by Guarantor has been duly and validly authorized; (d) the execution and delivery of this Guaranty by Guarantor will not (i) violate any law, government regulation, decree or judgment applicable or relating to Guarantor or any of its assets, (ii) violate any provision of the charter or organization documents of Guarantor, or (iii) violate or constitute a breach under any document, agreement or instrument to which Guarantor or its assets may be subject to or bound; (e) this Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor, in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles; (f) there are no actions, suits, proceedings or investigations pending or, to Guarantor’s knowledge, threatened against Guarantor, in law or in equity, before any federal, state or local governmental authority, that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on Guarantor’s ability to pay and perform under the Lease or this Guaranty; (g) no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, is pending or, to Guarantor’s knowledge, threatened against Guarantor, nor has Guarantor any intention of filing or commencing any such action or proceeding; (h) no consent, approval, license, permit or other authorization of any third-party or any governmental body or office is required for the valid and lawful execution and delivery of this Guaranty, the valid and lawful exercise by Landlord of the remedies available to it under this Guaranty or applicable law or other rights granted to the Landlord in this Guaranty; (i) all information Guarantor has provided to Landlord is accurate and complete in all material respects; and (j) Guarantor has received a copy of the Lease, has examined the Lease, and is familiar with all of the terms, conditions and provisions contained in the Lease.
16.This Guaranty shall bind Guarantor and its successors, assigns, heirs, legatees, devisees, administrators and executors. This Guaranty may be freely assigned, transferred or hypothecated by Landlord, in whole or in part, without Guarantor’s written consent unless Tenant’s consent to the transfer of the underlying Lease is required by the terms of the Lease, in which case Guarantor’s consent to the transfer or assignment of this Guaranty shall also be required and shall run in favor and inure to the benefit of Landlord, its successors and assigns, and each subsequent holder of Landlord’s interest under the Lease. References to the term “Tenant” shall be deemed to include Tenant’s successors and assigns. All personal pronouns used in this Guaranty, whether used in the masculine, feminine, or neuter gender, shall include all other genders. No attornment by Tenant in favor of any such mortgagee shall diminish any of Guaranteed Obligations, and following any such attornment, Guarantor’s obligations shall continue in full force and effect as if the mortgagee were the original Landlord pursuant to the Lease.
17.Notices from Landlord to Guarantor shall be in writing, addressed to Guarantor at Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054, Attn: General Counsel, and (a) personally delivered; (b) sent by a nationally recognized overnight delivery service (e.g., Federal Express) for next-day delivery, to be confirmed by such courier; or (c) mailed by United States registered or certified mail, return receipt requested, postage prepaid. Notices, demands and other communications given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent, unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee’s registered or certified mail receipt, or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs. Guarantor may from time to time change its address for receiving notices under this Guaranty by providing written notice to Landlord in accordance with notice provisions of this Guaranty. Any and all such notices may be given on behalf of Landlord by its attorneys.
18.This Guaranty shall be governed by and construed in accordance with the laws of the state of New York. Guarantor agrees to be subject to the jurisdiction of the courts of New York, to accept service of process in any action brought in New York, and Guarantor waives any objection to personal jurisdiction in such action.
19.If any provision of this Guaranty or the application of any provision to any Person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other Person or circumstance, all of which other provisions shall remain in full force and effect.
20.The recitals to this Guaranty are incorporated into this Guaranty for all purposes. All terms and conditions of the Lease are hereby incorporated by reference. Capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Lease.
21.The terms of this Guaranty shall not be modified, discharged, waived or terminated except by an agreement in writing signed by Guarantor and Landlord. Time is of the essence in this Guaranty and each and every provision hereof in which any date or time is specified.
22.This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original for purposes of making proof, and all of which together shall constitute but one and the same instrument.
(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.
GUARANTOR:    BOB EVANS FARMS, LLC,
an Ohio limited liability company

By:    /s/ Mark E. Hood

Name:    Mark E. Hood

Title:    Chief Financial Officer

State of ___________________    )
County of _________________    )

On ____________________, 2015, before me, ____________________________, personally appeared _____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature_________________________________ (SEAL)